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                                                           Exhibit 7 (Ex. 99.C2)




                         CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated August 27, 2002 in the Registration Statement of UBS PaineWebber Pathfinders Trust, Treasury and Growth Stock, Series 27.





 ERNST & YOUNG, LLP




New York, New York
August 27, 2002